Exhibit 99.1

Blackstone Reports Second Quarter 2012 Results

New York, July 19, 2012: Blackstone (NYSE: BX) today reported its second quarter 2012 results.

Stephen A. Schwarzman, Chairman and Chief Executive Officer, said, “Our underlying business trends remained stable in the second quarter, and our investing businesses continued to generate solid relative performance. In an environment characterized by slowing global growth and heightened investor caution, our limited partner investors are entrusting us with a greater share of their capital. We ended the quarter with total assets under management of $190 billion, up 20% year over year. Our newest global real estate fund is over $12 billion in total size, which is the largest fund of this type ever raised. The firm has substantial dry powder capital to deploy over the next several years, and we remain focused on producing outstanding returns for our investors over the long term by investing patient capital, improving companies and creating sustainable value. We will opportunistically harvest this value as markets permit, driving meaningful cash distributions for all of our partners over time.”

Blackstone issued a full detailed presentation of its second quarter 2012 results which can be viewed at www.Blackstone.com.

Blackstone has declared a quarterly distribution of $0.10 per common unit to record holders of common units at the close of business on August 15, 2012. This distribution will be paid on August 31, 2012.

Quarterly Investor Call Details

Blackstone will host a conference call on July 19, 2012 at 11:00 a.m. ET to discuss second quarter 2012 results. The conference call can be accessed via the internet on www.Blackstone.com or by dialing (877) 391-6747 (U.S. domestic) or +1 (617) 597-9291 (international), pass code 149 943 55#. For those unable to listen to the live broadcast, a replay will be available following the call at www.Blackstone.com or by dialing (888) 286-8010 (U.S. domestic) or +1 (617) 801-6888 (international), pass code 384 802 35#.

About Blackstone

Blackstone (NYSE:BX) is one of the world’s leading investment and advisory firms. We seek to create positive economic impact and long-term value for our investors, the companies we invest in, the companies we advise and the broader global economy. We do this through the commitment of our extraordinary people and flexible capital. Our alternative asset management businesses include the management of private equity funds, real estate funds, hedge fund solutions, credit-oriented funds and closed-end funds. Blackstone also provides various financial advisory services, including financial and strategic advisory, restructuring and reorganization advisory and fund placement services. Further information is available at www.Blackstone.com. Follow Blackstone on Twitter @Blackstone.

The Blackstone Group® L.P.
345 Park Avenue
New York, NY 10154
212 583-5000

Forward-Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 which reflect Blackstone’s current views with respect to, among other things, Blackstone’s operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Blackstone believes these factors include but are not limited to those described under the section entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as such factors may be updated from time to time in its periodic filings with the Securities and Exchange Commission, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the filings. Blackstone undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

This release does not constitute an offer of any Blackstone Fund.

Investor and Media Relations Contacts

Joan Solotar	Weston Tucker	Peter Rose
Blackstone	Blackstone	Blackstone
Tel: +1 (212) 583-5068	Tel: +1 (212) 583-5231	Tel: +1 (212) 583-5871
solotar@blackstone.com	tucker@blackstone.com	rose@blackstone.com

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